Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS FIRST QUARTER EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.65 PER
SHARE AND GAAP EARNINGS OF $0.63 PER SHARE

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q1 2010	Q1 2009	% Change
Revenue	$4,246	$4,426	(4)%
Income from Continuing Operations	$302	$272	11%
Diluted EPS from Continuing Operations	$0.63	$0.57	11%
Special Items	$(0.02)	$(0.04)
Income from Continuing Ops Before Special Items	$312	$292	7%
Diluted EPS from Continuing Ops Before Special Items	$0.65	$0.61	7%

SCHAFFHAUSEN, Switzerland — January 28, 2010 — Tyco International Ltd. (NYSE: TYC) today reported $0.63 in diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2010 and diluted EPS from continuing operations before special items of $0.65 per share.  Revenue in the quarter of $4.25 billion declined 4% versus the prior year with an organic revenue decline of 9.6%.

Cash from operating activities was $379 million and free cash flow was $79 million.  These amounts include $50 million of cash outflows primarily related to restructuring activities.  In the prior year, cash from operating activities was $56 million and free cash flow was negative $215 million, each of which included a cash outflow of $25 million primarily related to restructuring activities.

Tyco Chairman and Chief Executive Officer Ed Breen said, “Our operating results for the first quarter reflect moderately higher revenue than expected as well as the benefits of our actions to reduce our cost structure in this challenging economic environment.  Despite the soft economy, we continue to grow our service and recurring revenue which now represent 40% of total revenue.”

“We were very pleased to announce our agreement to acquire Broadview Security last week, which we intend to combine with our ADT security business.  This acquisition will provide us with an opportunity to strengthen our position in the fragmented and highly competitive residential and commercial security industry,” Breen added.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as First Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning this quarter, certain businesses and overhead costs were realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal first quarter of 2009 unless otherwise indicated.

ADT Worldwide

	Q1 2010	Q1 2009	% Change
Revenue	$1,835	$1,811	1%
Operating Income	$259	$227	14%
Operating Margin	14.1%	12.5%
Special Items	$(5)	$(1)
Operating Income Before Special Items	$264	$228	16%
Operating Margin Before Special Items	14.4%	12.6%

Revenue of $1.8 billion increased 1% in the quarter with an organic revenue decline of 3%.  Recurring revenue grew 5% organically on a global basis.  Systems installation and service revenue declined 13% organically, mostly due to weakness in North America and Europe, as a result of lower sales to commercial customers.

Operating income was $259 million and the operating margin was 14.1%. Operating income before special items was $264 million and the operating margin before special items improved 180 basis points to 14.4%. The benefits from restructuring activities and cost-containment actions and growth in higher-margin recurring revenue more than offset the impact of the organic revenue decline in systems installation and service.

Flow Control

	Q1 2010	Q1 2009	% Change
Revenue	$923	$959	(4)%
Operating Income	$112	$137	(18)%
Operating Margin	12.1%	14.3%
Special Items	$(6)	$(2)
Operating Income Before Special Items	$118	$139	(15)%
Operating Margin Before Special Items	12.8%	14.5%

Revenue of $923 million declined 4% in the quarter with an organic revenue decline of 14%.  Organic revenue declined 15% in the Valves business, 10% in Water and 14% in Thermal Controls.  Backlog of $1.7 billion decreased 3% on a quarter sequential basis (a 2% decline excluding the impact of foreign currency).

Operating income was $112 million and the operating margin was 12.1%.  Operating income before special items was $118 million and the operating margin before special items was 12.8%

as the benefits from cost-containment actions and restructuring activities were more than offset by the impact of the organic revenue decline and product mix.

Fire Protection Services

	Q1 2010	Q1 2009	% Change
Revenue	$833	$839	(1)%
Operating Income	$64	$56	14%
Operating Margin	7.7%	6.7%
Special Items	—	—
Operating Income Before Special Items	$64	$56	14%
Operating Margin Before Special Items	7.7%	6.7%

Revenue of $833 million declined 1% in the quarter with an organic revenue decline of 6%.  Service revenue declined 2% organically and installation revenue declined 10% driven primarily by softness in the North American and EMEA regions.  Backlog of $1.2 billion decreased 1% on a quarter sequential basis.

Operating income was $64 million and the operating margin was 7.7%.  There were no special items in the quarter.

Electrical and Metal Products

	Q1 2010	Q1 2009	% Change
Revenue	$297	$416	(29)%
Operating Income	$23	$27	(15)%
Operating Margin	7.7%	6.5%
Special Items	—	$(2)
Operating Income Before Special Items	$23	$29	(21)%
Operating Margin Before Special Items	7.7%	7.0%

Revenue of $297 million declined 29% in the quarter with an organic revenue decline of 30%.   The decline was primarily due to lower selling prices for both steel and copper products.

Operating income was $23 million and the operating margin was 7.7%.  Operating income before special items decreased $6 million, despite a $119 million revenue decline as lower volume was almost fully offset by better steel spreads.  The operating margin before special items was 7.7%.

Safety Products

	Q1 2010	Q1 2009	% Change
Revenue	$358	$401	(11)%
Operating Income	$54	$80	(33)%
Operating Margin	15.1%	20.0%
Special Items	$1	$(1)
Operating Income Before Special Items	$53	$81	(35)%
Operating Margin Before Special Items	14.8%	20.2%

Revenue of $358 million declined 11% in the quarter.  Organic revenue declined 14% due to lower volume in the Fire Suppression and Electronic Security businesses resulting from weaker demand in their end markets.

Operating income was $54 million and the operating margin was 15.1%. Operating income before special items was $53 million and the operating margin before special items was 14.8%.  The benefits from cost-containment actions and restructuring activities were more than offset by the impact of the organic revenue decline and product mix.

OTHER ITEMS

•      On January 18, 2010, Tyco announced a definitive agreement to acquire Brinks Home Security Holdings, Inc., now operating as Broadview Security, in a transaction valued at approximately $2.0 billion.  The transaction is expected to close in the second half of Tyco’s 2010 fiscal year.

•      On January 15, 2010, the company announced that its Board of Directors recommended shareholder approval of an annual Swiss Franc dividend equal to $0.84 per share at the company’s annual general meeting of shareholders to be held on March 10, 2010.  The proposed dividend represents a five percent increase over the $0.80 per share approved by shareholders in 2009.

•      On December 14, 2009, Tyco’s Flow Control business acquired two Brazilian valve companies in a move to expand its product and service offerings in Brazil and South America.

•      Corporate expense was $98 million in the quarter and included special items of $2 million.

•      The company incurred pre-tax charges of $11 million in the quarter related to restructuring activities.

•      Other income in the quarter of $9 million resulted from the increase in receivables from Covidien and Tyco Electronics related to tax liabilities for periods prior to Tyco’s separation into three companies in 2007.

•      The tax rate for the quarter was 14.9%.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2010 and outlook for the second quarter and full year during a conference call and webcast today beginning at 8:30 a.m. EST.  Today’s conference call for investors can be accessed in the following ways:

•      At Tyco’s website: http://investors.tyco.com.

•      By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The participant code is TYCO.

•      An audio replay of the conference call will be available beginning at 11:00 a.m. on January 28, 2010 and ending on February 4, 2010. The dial-in number for participants in the United States is (866) 395-9155. For participants outside the United States, the replay dial-in number is (203) 369-0497.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”, “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable

GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

• net capital expenditures,

• accounts purchased by ADT,

• cash paid for purchase accounting and holdback liabilities,

• voluntary pension contributions, and

• the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its acquisition, divestiture and capital activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended December 25, 2009.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended
	December 25,	December 26,
	2009	2008
Net revenue	$4,246	$4,426
Cost of sales	2,681	2,869
Selling, general and administrative expenses	1,140	1,140
Restructuring, net	10	1
Losses on divestitures, net	1	3
Operating income	414	413
Interest income	9	12
Interest expense	(76)	(73)
Other income, net	9	4

Income from continuing operations before income taxes	356	356
Income taxes	(53)	(84)
Income from continuing operations	303	272
Income from discontinued operations, net of income taxes	—	5
Net income	303	277
Less: noncontrolling interest in subsidiaries net income	1	—
Net income attributable to Tyco common shareholders	$302	$277

Amounts attributable to Tyco common shareholders
Income from continuing operations	$302	$272
Income from discontinued operations	—	5
Net income attributable to Tyco common shareholders	$302	$277

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.64	$0.57
Income from discontinued operations	—	0.02
Net income attributable to Tyco common shareholders	$0.64	$0.59
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.63	$0.57
Income from discontinued operations	—	0.01
Net income attributable to Tyco common shareholders	$0.63	$0.58

Weighted-average number of shares outstanding:
Basic	476	473
Diluted	479	475

NOTE:    These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended
	December 25,		December 26,
	2009		2008
NET REVENUE
ADT Worldwide	$1,835		$1,811
Flow Control	923		959
Fire Protection Services	833		839
Electrical and Metal Products	297		416
Safety Products	358		401
Corporate and Other	—		—
Total Net Revenue	$4,246		$4,426

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$259	14.1%	$227	12.5%
Flow Control	112	12.1%	137	14.3%
Fire Protection Services	64	7.7%	56	6.7%
Electrical and Metal Products	23	7.7%	27	6.5%
Safety Products	54	15.1%	80	20.0%
Corporate and Other	(98)	N/M	(114)	N/M
Operating Income and Margin	$414	9.8%	$413	9.3%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 25,	September 25,
	2009	2009
Current Assets:
Cash and cash equivalents	$2,473	$2,354
Accounts receivable, net	2,499	2,629
Inventories	1,484	1,443
Other current assets	1,364	1,385
Assets held for sale	153	156
Total current assets	7,973	7,967

Property, plant and equipment, net	3,506	3,497
Goodwill	8,786	8,791
Intangible assets, net	2,711	2,647
Other assets	2,625	2,651
Total Assets	$25,601	$25,553

Current Liabilities:
Short-term debt and current maturities of long-term debt	$17	$245
Accounts payable	1,159	1,244
Accrued and other current liabilities	2,171	2,476
Deferred revenue	546	590
Liabilities held for sale	154	161
Total current liabilities	4,047	4,716

Long-term debt	4,506	4,029
Other liabilities	3,846	3,854
Total Liabilities	12,399	12,599

Tyco’s shareholders’ equity	13,188	12,941
Noncontrolling interest	14	13
Total Equity	13,202	12,954

Total Liabilities and Equity	$25,601	$25,553

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarters Ended
	December 25,	December 26,
	2009	2008
Cash Flows from Operating Activities:
Net income attributable to Tyco common shareholders	$302	$277
Noncontrolling interests in subsidiaries net income	1	—
Income from discontinued operations, net of income taxes	—	(5)

Income from continuing operations	303	272
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	287	275
Non-cash compensation expense	31	29
Deferred income taxes	4	(17)
Provision for losses on accounts receivable and inventory	34	34
Other non-cash items	3	18
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	91	13
Inventories	(44)	(151)
Other current assets	2	14
Accounts payable	(71)	(175)
Accrued expenses and other liabilities	(216)	(300)
Income taxes, net	1	30
Other	(46)	14
Net cash provided by operating activities	379	56

Cash Flows from Investing Activities:
Capital expenditures	(165)	(159)
Proceeds from disposal of assets	16	2
Acquisition of businesses, net of cash acquired	(143)	(45)
Accounts purchased by ADT	(150)	(117)
Other	25	18
Net cash used in investing activities	(417)	(301)
Net cash provided by discontinued investing activities	—	3

Cash Flows from Financing Activities:
Net proceeds from issuance of debt	248	106
Proceeds from exercise of share options	6	—
Dividends paid	(107)	(95)
Repurchase of common shares by subsidiary	—	(3)
Transfers from discontinued operations	—	3
Other	12	2
Net cash provided by financing activities	159	13
Net cash used in discontinued financing activities	—	(3)

Effect of currency translation on cash	(2)	(94)
Net increase (decrease) in cash and cash equivalents	119	(326)
Cash and cash equivalents at beginning of period	2,354	1,519

Cash and cash equivalents at end of period	$2,473	$1,193

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$379	$56
Sale of accounts receivable	(1)	3
Capital expenditures, net	(149)	(157)
Accounts purchased by ADT	(150)	(117)
Free Cash Flow	$79	$(215)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended December 25, 2009								Net Revenue for the
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue		Quarter Ended December 26, 2008
ADT Worldwide	$1,835	1.3%	$89	4.9%	$(5)	-0.3%	$(60)	-3.3%	$1,811
Flow Control	923	-3.8%	96	10.0%	(2)	-0.2%	(130)	-13.6%	959
Fire Protection Services	833	-0.7%	49	5.8%	(2)	-0.2%	(53)	-6.3%	839
Electrical and Metal Products	297	-28.6%	12	2.9%	(6)	-1.5%	(125)	-30.0%	416
Safety Products	358	-10.7%	18	4.5%	(6)	-1.5%	(55)	-13.7%	401
Total Net Revenue	$4,246	-4.1%	$264	6.0%	$(21)	-0.5%	$(423)	-9.6%	$4,426

NOTE:  Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	Dec. 25, 2009	Dec. 26, 2008

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.63	$0.57

Restructuring, net	0.02	—

Restructuring charges in cost of sales and SG&A	—	0.01

Other additional charges resulting from restructuring actions	—	—

Losses on divestitures, net	—	—

Intangible impairments	—	—

Goodwill impairments	—	—

Tax items	—	0.01

Legacy legal items	—	0.02

Total Before Special Items	$0.65	$0.61

Tyco International Ltd.

For the Quarter Ended December 25, 2009

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,835	$923	$833	$297	$358	—	$4,246

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Reported (GAAP)	$259	$112	$64	$23	$54	$(98)	$414	$(67)	$9	$(53)	$(1)	$302	$0.63

Restructuring, net	5	6	2		(3)		10			(3)		7	0.02

Restructuring charges in cost of sales and SG&A			1				1					1

Losses on divestitures, net			(3)		2	2	1			1		2

Total Before Special Items	$264	$118	$64	$23	$53	$(96)	$426	$(67)	$9	$(55)	$(1)	$312	$0.65

									Diluted Shares Outstanding				479
									Diluted Shares Outstanding - Before Special Items				479

Tyco International Ltd.

For the Quarter Ended December 26, 2008

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$1,792	$959	$851	$416	$408	—	$4,426

Segment Realignment	19		(12)		(7)

Recasted Revenue (GAAP)	$1,811	$959	$839	$416	$401	—	$4,426

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$231	$137	$58	$27	$74	$(114)	$413	$(61)	$4	$(84)		$272	$0.57

Segment Realignment	(4)		(2)		6

As Reported (GAAP)	$227	$137	$56	$27	$80	$(114)	$413	$(61)	$4	$(84)		$272	$0.57

Restructuring, net	(1)			1	1		1					1

Restructuring charges in cost of sales and SG&A	2	1		1			4			(1)		3	0.01

Losses on divestitures, net		1				2	3			(1)		2

Tax items										6		6	0.01

Legacy legal items						8	8					8	0.02

Total Before Special Items	$228	$139	$56	$29	$81	$(104)	$429	$(61)	$4	$(80)		$292	$0.61

								Diluted Shares Outstanding					475
								Diluted Shares Outstanding - Before Special Items					475